Exhibit 99.1

UniPixel, Inc. Announces Form 8-K Filing Today

For Immediate Release

Santa Clara, California – August 25, 2017 - UniPixel, Inc. (NASDAQ: UNXL) has today filed a Form 8-K announcing a number of actions.

On August 24, 2017, the board of directors of UniPixel, authorized the company to file a voluntary petition for relief under the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Northern District of California. The petition has not yet been filed but it is anticipated that the company will do so in the next 1-2 business days. It is also currently anticipated that the company will file the petition under Chapter 11 of the Bankruptcy Code which would enable it to act as “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The company has retained the McNutt Law Group LLP as its counsel.

As had been stated by the company, it is obligated to advance expenses for the defense of its two former executive officers, Reed Killion and Jeffrey Tomz, in their defense on an action brought against them by the Securities and Exchange Commission. A year ago, on August 22, 2016, Messrs. Killion and Tomz filed an action against the company for advancement of expenses in the Delaware Chancery Court. The company disputed a portion of the expenses incurred in 2016 as unreasonable, but has since been ordered to pay some of those disputed fees. In addition, only a portion of expenses incurred in 2017 have been advanced as of this time. The company and Messrs. Killion and Tomz have been in discussions regarding timing of payment of advancement of expenses, but have been unable to reach a resolution and Messrs. Killion and Tomz have moved to seek recourse in the Delaware Chancery Court, including seeking to have the company liquidate assets to provide funds for the advancement of expenses. In light of this, the company intends to use the bankruptcy process to seek to sell the assets of the company including manufacturing equipment, R&D equipment, intellectual property assets, individually or to an interested buyer in totality and subject to the approval of the Bankruptcy Court.

In addition, all the directors of the Company other than Jeff Hawthorne resigned effective August 24, 2017, and on August 25, 2017, the Company terminated the employment of all employees, including Mr. Hawthorne and the other officers of the company.

About UniPixel

UniPixel, Inc. (NASDAQ: UNXL) develops and markets high performance metal mesh capacitive touch sensors for the touchscreen and flexible displays markets. The Company’s roll-to-roll electronics manufacturing process patterns fine line conductive elements on thin films. The company markets its technologies for touch panel sensor, cover glass replacement, and protective cover film applications under the XTouch™ and Diamond Guard™ brands. For further information, visit www.unipixel.com.

Forward-looking Statements

All statements in this news release that are not based on historical fact are “forward-looking statements” within the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended including the statement that the company intends to file a bankruptcy petition and sell its assets. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company’s control, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. UniPixel operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K.

###